Exhibit 21
Energizer Holdings, Inc.
List of Subsidiaries
09-30-19

SUBSIDIARY NAME	JURISDICTIONS OF INCORPORATION	PERCENTAGE OF CONTROL
+COREPILE S.A.	France	20%
+ECOBAT s.r.o.	Czech Republic	16.66%
+ECOPILHAS LDA.	Portugal	16.66%
+RE'LEM Public Benefit Company	Hungary	33.3%
AAG UK Parent Limited	United Kingdom	100%
American Covers, LLC	Utah	100%
Anabasis Handelsgesellschaft GmbH	Germany	100%
Armored AutoGroup Philippines Inc.	Philippines	100%
Associated Products, LLC	Delaware	100%
Berec Overseas Investments Limited	United Kingdom	100%
California Scents, LLC	California	100%
Consumer Batteries Company (Eastern Europe) LLC	Russia	100%
Distribuidora Energizer Honduras, S.A. (f/k/a Distribuidora Rayovac Honduras, S.A.)	Honduras	100%
Distribuidora Rayovac Guatemala, S.A.	Guatemala	100%
EBC Batteries, Inc.	Delaware	100%
EMEA Consumer Batteries (Shenzhen) Co. Ltd.	China	100%
Energizer (China) Co., Ltd.	China	100%
Energizer (South Africa) Ltd. (Branch in S. Africa)	Delaware	100%
Energizer (Thailand) Limited	Thailand	100%
Energizer Argentina S.A.	Argentina	100%
Energizer Asia Pacific, Inc. (Qualified in Hong Kong)	Delaware	100%
Energizer Australia Pty. Ltd.	Australia	100%
Energizer Auto Australia Pty Ltd. (f/k/a Armored AutoGroup Australia Pty. Ltd.)	Australia	100%
Energizer Auto Brands, Inc. (f/k/a Armored AutoGroup Inc.)	Delaware	100%
Energizer Auto HK Limited (f/k/a Armored AutoGroup HK Limited)	Hong Kong	100%
Energizer Auto Manufacturing, Inc. (f/k/a STP Products Manufacturing Company)	Delaware	100%
Energizer Auto Puerto Rico LLC (f/k/a Armored AutoGroup Puerto Rico LLC)	Puerto Rico	100%
Energizer Auto Sales, Inc. (f/k/a Armored AutoGroup Sales Inc.)	Delaware	100%
Energizer Auto UK Limited (f/k/a Armored Auto UK Limited)	United Kingdom	100%
Energizer Auto, Inc. (f/k/a The Armor All/STP Products Company)	Delaware	100%
Energizer Brands Colombia, S.A. (f/k/a Spectrum Brands Colombia S.A.)	Colombia	100%
Energizer Brands II Holding LLC	Delaware	100%
Energizer Brands II LLC	Delaware	100%
Energizer Brands Netherlands B.V.	Netherlands	100%
Energizer Brands UK Limited	United Kingdom	100%
Energizer Brands, LLC	Delaware	100%
Energizer Brazil Participacoes Societarias Ltda. (f/k/a ASR Exportacao, Importacao, Comercio e Industria De Produtos de Barbear Ltda.)	Brazil	100%
Energizer Canada Inc.	Canada	100%
Energizer Cayman Islands Limited	Cayman Islands	100%
Energizer Central Europe Sp. zo.o (f/k/a Energizer Group Polska Sp. zo.o)	Poland	100%
Energizer Czech spol.sr.o.	Czech Republic	100%
Energizer de Chile SpA	Chile	100%
Energizer de Colombia, S.A.	Colombia	100%
Energizer Deutschland GmbH	Germany	100%
Energizer Egypt S.A.E.	Egypt	70.02%
Energizer France SAS	France	100%

Energizer Gamma Acquisition B.V.	Netherlands	100%
Energizer Gamma C.V.	Netherlands	100% (Partnership)
Energizer Group Dominican Republic S.A.	Dominican Republic	100%
Energizer Group España S.A.	Spain	100%
Energizer Group Limited	United Kingdom	100%
Energizer Group Panama, Inc.	Panama	100%
Energizer Group Sweden AB	Sweden	100%
Energizer Hellas A.E.	Greece	100%
Energizer Honduras (f/k/a Rayovac Honduras, S.A.)	Honduras	100%
Energizer Hungary Trading Ltd.	Hungary	100%
Energizer India Private Limited	India	100%
Energizer International Group B.V.	Netherlands	100%
Energizer International Partners, LLC	Delaware	100%
Energizer International, Inc.	Delaware	100%
Energizer Investment Company	Delaware	100%
Energizer Ireland Limited	Ireland	100%
Energizer Italy S.R.L.	Italy	100%
Energizer Korea Ltd.	Korea	100%
Energizer Lanka Limited	Sri Lanka	99.26% (Public)
Energizer LLC	Russia	100%
Energizer Malaysia SDN.BHD.	Malaysia	80.235%
Energizer Manufacturing, Inc.	Delaware	100%
Energizer Mexico S. de R.L. de C.V.	Mexico	100%
Energizer Middle East and Africa Limited (Dubai branch)	Delaware	100%
Energizer NZ Limited	New Zealand	100%
Energizer Overseas Corp. (f/k/a Rayovac Overseas Corp.)	Cayman Islands	100%
Energizer Philippines, Inc.	Philippines	100%
Energizer Real Estate Holdings, LLC	Delaware	100%
Energizer Russia Holding LLC	Delaware	100%
Energizer SA	Switzerland	100%
Energizer Services Mexico S. de R.L. de C.V.	Mexico	100%
Energizer Services, LLC	Delaware	100%
Energizer Singapore Pte. Ltd.	Singapore	100%
Energizer Slovakia, Spol. Sr.o.	Slovak Republic	100%
Energizer Trading Limited	United Kingdom	100%
Energizer UK Limited	United Kingdom	100%
Energizer, LLC (Branch in Peru)	Delaware	100%
Energizer-Ecuador C.A.	Ecuador	100%
Ever Ready Limited	United Kingdom	100%
Eveready de Venezuela, C.A.	Venezuela	100%
Eveready East Africa Limited	Kenya	10.025% (Public)
Eveready Hong Kong Company	Hong Kong	100%(Partnership)
Eveready International C.V.	Netherlands	100% (Partnership)
Importadora Energizer, C.A.	Venezuela	100%
Importadora Eveready, C.A.	Venezuela	100%
Paula GmbH & Co. Vermietungs-KG	German Partnership	100%
PT Energizer Indonesia	Indonesia	100%
Rayovac Dominican Republic, S.A.	Dominican Republic	100%
Rayovac El Salvador, S.A. de C.V.	El Salvador	100%
Rayovac Europe Limited	United Kingdom	100%
Rayovac Guatemala, S.A.	Guatemala	100%
ROV German General Partner GmbH	Germany	100%
ROV German Limited GmbH	Germany	100%
Schick Egypt LLC	Egypt	100%

Shanghai AAG Automotive Products Trading Co., Ltd.	China	100%
Sonca Products Limited	Hong Kong	100%
SONCO Products (Shenzhen) Limited	China	100%
SPB Sweden AB	Sweden	100%
Spectrum Brands Austria GmbH	Austria	100%
Spectrum Brands Brasil Industria e Comercio de Bens de Consumo Ltda.	Brazil	100%
Spectrum Brands Bulgaria EOOD	Bulgaria	100%
Spectrum Brands Czech spol s.r.o.	Czech Republic	100%
Spectrum Brands Denmark A/S	Denmark	100%
Spectrum Brands Europe GmbH	Germany	100%
Spectrum Brands Finland Oy	Finland	100%
Spectrum Brands France S.A.S.	France	100%
Spectrum Brands Hrvatska d.o.o	Croatia	100%
Spectrum Brands Norway AS	Norway	100%
Spectrum Brands Schweiz GmbH	Switzerland	100%
Spectrum Brands Slovakia spol. s.r.o.	Slovakia	100%
Spectrum Brands, Trgovina, d.o.o.	Slovenia	100%
Tximist Batteries (Shenzhen) Ltd.	China	100%
VARTA Consumer Batteries Benelux B.V.	Netherlands	100%
VARTA Consumer Batteries GmbH (branch in Russia & Ukraine)	Netherlands	100%
VARTA Consumer Batteries Iberia S.L.U.	Spain	100%
VARTA Consumer Batteries Italia, S.r.L.	Italy	100%
VARTA Consumer Batteries Poland Sp. zo.o	Poland	100%
VARTA Consumer Batteries UK Limited	United Kingdom	100%
Varta Pilleri Ticaret Limited Sirketi	Turkey	100%